                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                THE DII GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:  N/A

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:  N/A

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:  N/A

        ------------------------------------------------------------------------

     (5)  Total fee paid:  N/A

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  N/A

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:  N/A

        ------------------------------------------------------------------------

     (3)  Filing Party:  N/A

        ------------------------------------------------------------------------

     (4)  Date Filed:  N/A

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1997



TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of The DII Group, Inc. (the "Company") will be held at 10:30 A.M. (local time) on Tuesday, May 13, 1997 at the Executive Offices of the Company, 6273 Monarch Park Place, Suite 200, Niwot, Colorado, for the following purposes:

                  1. To elect seven directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

                  2. To consider and act upon a proposal to amend the Company's 1994 Stock Incentive Plan to increase the maximum number of shares of the Company's common stock covered by awards that may be granted to any single individual in any fiscal year from 50,000 shares to 150,000 shares;

                  3. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 28, 1997; and

                  4. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 26, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                                            By Order of the Board of Directors,


                                            /s/ Carl R. Vertuca

                                            Carl R. Vertuca, Jr.
                                            Senior Vice President, Chief
                                            Financial Officer and Secretary

Niwot, Colorado
April 7, 1997

                             YOUR VOTE IS IMPORTANT
IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               THE DII GROUP, INC.
                                -----------------

                                 PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1997

GENERAL

      This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of The DII Group, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on May 13, 1997, commencing at 10:30 A.M. (local time), at the Executive Offices of the Company, 6273 Monarch Park Place, Suite 200, Niwot, Colorado, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

      The principal executive offices of the Company are located at 6273 Monarch Park Place, Suite 200, Niwot, Colorado 80503. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 7, 1997.

VOTING RIGHTS AND VOTES REQUIRED

      Only stockholders of record at the close of business on March 26, 1997 will be entitled to notice of and to vote at the Annual Meeting. As of such record date, the Company had outstanding 12,056,760 shares of common stock. Each stockholder is entitled to one vote for each share of common stock held. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

      The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote is required for the approval of each of the amendment to the 1994 Stock Incentive Plan and for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

      The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of February 28, 1997 (except as otherwise noted) by (i) each person known by the Company to be the beneficial owner of five percent or more of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group.


                                                                   AMOUNT AND NATURE OF                  PERCENT
NAME OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP(1)                 OF CLASS
------------------------                                         -----------------------                 --------
Goldman, Sachs & Co..................................                  1,083,998(2)                        9.0
Ingalls & Snyder LLC.................................                    915,007(3)                        7.6
Ronald R. Budacz.....................................                    215,298(4)                        1.8
Robert L. Brueck.....................................                      3,000(5)                         *
Gary P. Kennedy......................................                    353,531(6)                        2.9
Constantine S. Macricostas...........................                    128,807(7)                        1.1
Carl R. Vertuca, Jr. ................................                    117,856(8)                         *
Gerard T. Wrixon, Phd. ..............................                      5,400                            *
Alexander W. Young...................................                      2,500                            *
Dermott O'Flanagan...................................                     60,326(9)                         *
Ronald R. Snyder.....................................                     63,145(10)                        *
All directors and executive officers
  as a group (14 persons)............................                  1,105,002(7)(11)                    8.9

------------

*Less than one percent.

(1) Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2) Based upon information as of December 31, 1996 set forth in a Schedule 13G filing dated February 14, 1997. According to its filing, Goldman, Sachs & Co. has shared voting and investment power with respect to such shares. The Schedule 13G was filed jointly by Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. Their business address is 85 Broad Street, New York, New York 10004.

(3) Based upon information as of December 31, 1996 set forth in a Schedule 13G filing dated January 21, 1997. According to its filing, Ingalls & Snyder LLC has sole voting power with respect to 105,642 shares and sole investment power with respect to 915,007 shares. The business address of Ingalls & Snyder LLC is 61 Broadway, New York, New York 10006.

(4) Includes 162,187 shares which are subject to options presently exercisable or exercisable within 60 days.

(5)   Includes 700 shares owned jointly with Mr. Brueck's wife.

(6)   Includes 14,625 shares which are subject to options presently exercisable.

(7) Includes 100,000 shares owned by Photronics, Inc., of which Mr. Macricostas is Chairman of the Board and Chief Executive Officer, as to which shares Mr. Macricostas disclaims beneficial ownership.

(8) Includes 86,000 shares which are subject to options presently exercisable or exercisable within 60 days.

(9) Includes 34,805 shares which are subject to options presently exercisable or exercisable within 60 days.

(10) Includes 44,677 shares which are subject to options presently exercisable or exercisable within 60 days.

(11) Includes 416,899 shares which are subject to options presently exercisable or exercisable within 60 days.

                            1. ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors are to be elected, each to hold office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is certain information concerning each nominee. Each nominee is currently a director of the Company.

                                               BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR            DIRECTOR
NAME AND AGE                                 EMPLOYMENT DURING PAST 5 YEARS; OTHER DIRECTORSHIPS           SINCE
------------                                 ---------------------------------------------------           -----

Ronald R. Budacz.................      Chairman and Chief Executive Officer of the Company since             1993
  50                                   March 1993; President of Dover Electronics Company from 1988 until March 1993.

Robert L. Brueck (1).............      Venture capital investments; business consultant; Director of         1993
  61                                   HEI, Inc.

Gary P. Kennedy..................      President (since 1985) and Chief Executive Officer since              1996
  50                                   November 1991 of Orbit Semiconductor, Inc. (a subsidiary of the Company).

Constantine S. Macricostas (2)...      Chairman of the Board and Chief Executive Officer of                  1996
  61                                   Photronics, Inc. since 1969; Director of Nutmeg Federal
                                       Savings and Loan Association and InteliData Technologies
                                       Corporation.

Carl R. Vertuca, Jr. ............      Senior Vice President and Chief Financial Officer of the              1993
  50                                   Company since March 1993; Corporate Vice President and
                                       Treasurer (January 1985-June 1990),
                                       Corporate Vice President of Corporate
                                       Development (June 1990-June 1992) and
                                       Corporate Vice President-Midrange Systems
                                       (June 1992-February 1993), Storage
                                       Technology Corporation.

Gerard T. Wrixon, Phd.(1)........      Director, National MicroElectronics Research Centre, Ireland;         1993
  56                                   Professor of MicroElectronics, University College, Cork,
                                       Ireland; Chairman, Steering Board of VLSI
                                       Design Action of the European Community;
                                       Chairman, Farran Technology.

Alexander W. Young (2)...........      Vice President (1987-January 1991), President and Chief               1993
  53                                   Operating Officer (since January 1991), and Director, Thomas
                                       Group, Inc. (business consulting).

----------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

BOARD AND COMMITTEE MEETINGS; DIRECTORS' COMPENSATION

      The Board of Directors met six times during 1996. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and the Board Committees on which such director served. The Board Committees include an Audit Committee and a Compensation Committee. The Company does not have a standing Nominating Committee of the Board of Directors.

      The members of the Audit Committee are Mr. Brueck and Dr. Wrixon. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, and reviews the need for internal auditing procedures and the adequacy of the Company's internal control systems. In 1996, the Audit Committee held four meetings.

      The members of the Compensation Committee are Mr. Macricostas and Mr. Young. The Compensation Committee administers the Company's stock option and stock incentive plans, and reviews and recommends compensation levels of the Company's executive officers. In 1996, the Compensation Committee held three meetings.

      Directors who are full-time salaried employees of the Company are not compensated for their service on the Board or on any Board Committee. The Company's Non-Employee Directors' Stock Compensation Plan provides for the payment, as the only form of compensation for regular service as a non-employee director, of 1,000 shares of Company common stock per year. All directors are reimbursed for their travel and other expenses incurred in attending Board and Committee meetings.

CERTAIN LITIGATION

      A class action complaint alleging violations of federal securities law was filed against the Company's subsidiary, Orbit Semiconductor, Inc., and three of its officers, including Mr. Gary P. Kennedy, in 1995, in the United States District Court for the Northern District of California. On March 25, 1996, plaintiff filed an amended complaint. Plaintiff's first amended complaint was dismissed on November 12, 1996, with leave to amend as to certain specified claims, and on January 21, 1997, plaintiff filed a second amended complaint. The second amended complaint alleges that Orbit Semiconductor and the officers named as defendants misled the market for Orbit Semiconductor's then existing public common stock, through a number of allegedly false or misleading statements. The second amended complaint seeks relief under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and SEC Rule 10b-5 promulgated thereunder. The second amended complaint seeks judgment (i) declaring the action a proper class action, (ii) awarding compensatory damages, together with interest, attorneys' fees and other costs, and (iii) awarding equitable and/or injunctive relief. The Company believes that the claims asserted in the seconded amended complaint are without merit and intends to defend against such claims vigorously. There has been no discovery from the Company and the court has not yet set a trial date.

EXECUTIVE COMPENSATION

      Summary Compensation Table

      The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities during 1994, 1995 and 1996.

                                                 ANNUAL                         LONG-TERM
                                              COMPENSATION             COMPENSATION AWARDS/PAYOUTS
                                          ----------------------     ---------------------------------
                                                                     NUMBER OF SHARES     PERFORMANCE
      NAME AND                                                          UNDERLYING          SHARES           ALL OTHER
      PRINCIPAL POSITION           YEAR    SALARY($)    BONUS($)        OPTIONS(#)       VESTED(#) (1)    COMPENSATION($)(2)
      ------------------------    ------  ----------   ---------     -----------------   --------------   ------------------
      Ronald R. Budacz,            1996   $ 375,000    $ 129,938            -0-             23,333          $   24,539
        Chairman and Chief         1995   $ 290,000    $ 235,000            -0-             23,333          $  168,510
        Executive Officer          1994   $ 265,000        -0-            15,000              -0-           $   12,562
                                                                                              -0-
      Gary P. Kennedy,(3)          1996   $ 275,000        -0-              -0-               -0-           $   17,080
        President and Chief        1995   $ 239,991        -0-            58,500              -0-           $   12,558
        Executive Officer of       1994   $ 221,217        -0-              -0-                             $   17,770
        Orbit Semiconductor
                                                                                    (table continued on following page)

(table continued from previous page)

                                                 ANNUAL                         LONG-TERM
                                              COMPENSATION             COMPENSATION AWARDS/PAYOUTS
                                          ----------------------     ---------------------------------
                                                                     NUMBER OF SHARES     PERFORMANCE
      NAME AND                                                          UNDERLYING          SHARES           ALL OTHER
      PRINCIPAL POSITION           YEAR    SALARY($)    BONUS($)        OPTIONS(#)       VESTED(#) (1)    COMPENSATION($)(2)
      ------------------------    ------  ----------   ---------     -----------------   --------------   ------------------
      Carl R. Vertuca, Jr.,        1996   $ 225,000    $    51,975          -0-             15,667          $    9,441
        Senior Vice President      1995   $ 195,000    $   105,000          -0-             15,667          $    8,865
        and Chief Financial        1994   $ 180,000    $    30,000         6,000              -0-           $    8,324
        Officer
      Dermott O'Flanagan,          1996   $ 180,000    $    40,800          -0-             12,333          $   16,484
        Senior Vice President      1995   $ 155,000    $   125,000          -0-             12,333          $   15,633
                                   1994   $ 135,000    $   110,000         7,000              -0-           $   13,568

      Ronald R. Snyder,            1996   $ 150,000    $    28,875          -0-              8,333          $    4,847
        Senior Vice President of   1995   $ 130,000    $    57,000          -0-              8,333          $    4,472
        Sales and Marketing        1994   $ 125,000    $    15,000         4,000              -0-           $    4,449

--------------
(1) The aggregate number and value (based upon the last reported sale price of $23.25 of the Company's common stock on the Nasdaq National Market on December 27, 1996) of unvested performance shares (after giving effect to performance shares vested with respect to 1996 performance) held by each of the Named Executive Officers as of December 29, 1996 were as follows: Ronald R. Budacz, 23,334 ($542,516); Gary P. Kennedy, 0 ($0); Carl R. Vertuca, Jr., 15,666 ($364,235); Dermott O'Flanagan, 12,334 ($286,766); and Ronald R. Snyder, 8,334 ($193,776). Dividends are not paid on unvested performance shares.

(2) All Other Compensation is comprised of the Company's matching contributions under the Company's Retirement Savings and Investment Plan. In the case of Mr. O'Flanagan, the amounts shown reflect the contributions by DOVatron (Ireland) B.V. under its defined contribution plan. Also includes Company paid life insurance premiums. In the case of Mr. Budacz, includes $155,000 for one-time relocation and cost-of-living adjustments relating to his relocation to Boulder, Colorado in 1995. In the case of Mr. Kennedy, includes Company buyout of accrued but unused vacation time.

(3) Includes compensation earned prior to August 22, 1996 (the date of the acquisition by the Company of Orbit Semiconductor, Inc.).

      Fiscal Year End Option Value Table

      The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as at December 29, 1996. Mr. Budacz exercised options for 3,771 shares during 1996. The value realized upon such exercise (fair market value on the date of exercise less the exercise price) was $37,559.

                                                        NUMBER OF SHARES                 VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                                OPTIONS AT DECEMBER 29, 1996(#)       AT DECEMBER 29, 1996($)(1)
                                                -------------------------------     ------------------------------
NAME                                            EXERCISABLE       UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                                            -----------       -------------     -----------     -------------
Ronald R. Budacz........................           157,187             5,000        $1,209,805        $    6,250
Gary P. Kennedy ........................            14,625            43,874            82,214           246,633


                                             (table continued on following page)

(table continued from previous page)

                                                        NUMBER OF SHARES                 VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                                OPTIONS AT DECEMBER 29, 1996(#)       AT DECEMBER 29, 1996($)(1)
                                                -------------------------------     ------------------------------
NAME                                            EXERCISABLE       UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                                            -----------       -------------     -----------     -------------
Carl R. Vertuca, Jr. ...................            84,000            2,000           $ 602,200       $   2,500
Dermott O'Flanagan .....................            32,471            2,334             213,801           2,918
Ronald R. Snyder........................            43,343            1,334             338,519           1,667

-------------

(1) The last reported sale price for the Company's common stock on the Nasdaq National Market on December 27, 1996 was $23.25 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $23.25, multiplied by the number of shares of common stock underlying the respective options.

      Long-Term Incentive Plan Awards Table

      The following table sets forth information regarding performance shares awarded to Named Executive Officers in 1996:

                                                      NUMBER OF
                                                     PERFORMANCE                      PERFORMANCE
NAME                                                 SHARES(#)(1)                      PERIOD(1)
----                                                 ------------                     ------------
Ronald R. Budacz.......................                20,000                            02-14-04

-------------
(1) Performance share awards represent shares of Company common stock which, upon vesting, are issued to the award recipient. One-ninth of the performance shares vest annually upon the achievement of certain annual earnings per share targets established by the Compensation Committee. In cases where the target is exceeded, the performance shares vest at an accelerated rate up to a maximum of three-ninths per year. Vesting calculations for Mr. Budacz (as reflected in the Summary Compensation Table above) assume that the 20,000 performance shares awarded in 1996 were awarded in 1995. If the target is not met in any year, one-ninth of the performance shares will be escrowed (subject, however, to vesting in the next succeeding year upon the achievement of that year's performance target) and issued to the award recipient if the award recipient is employed by the Company at the end of the performance period. Performance shares escrowed for award recipients who are no longer employed by the Company at the end of the performance period are forfeited. Vesting of performance shares accelerates in cases of death or disability and in the event of a change in control of the Company.

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with each of Messrs. Ronald
R. Budacz, Carl R. Vertuca, Jr., Dermott O'Flanagan and Ronald R. Snyder, effective January 1, 1997, providing for terms of employment of four (4) years. The agreements provide for base salaries of $430,000, $250,000, $230,000 and $170,000, respectively, subject to increases established from time to time by the Board of Directors. In the event of termination of employment "without cause," the terminated executive will be entitled to receive termination payments equal to 100% of his base salary and bonus (based on the highest annual bonus payment within the prior three (3) years) for the remainder of the term of the agreement (with a minimum of one year's salary plus bonus). Any termination payments under the employment agreements may not be duplicated under the severance compensation agreements described below. The agreements also provide for annual performance bonuses in accordance with the Company's Senior Executive Performance Bonus Plan and eligibility for stock option grants and performance share awards under the Company's 1994 Stock Incentive Plan. The agreement for Mr. Budacz provides for an award of 100,000 performance shares, scheduled to vest one-quarter (1/4) on each of January 1, 1998, January 1, 1999, January 1, 2000 and January 1, 2001. Vesting of such performance shares will accelerate in the event of a change of control of the Company and in the case of death or disability. Unvested performance shares will be forfeited if Mr. Budacz otherwise ceases to be an employee of the Company. The performance share award to Mr. Budacz is subject to approval by the stockholders of an amendment to the Company's 1994 Stock Incentive Plan to increase the maximum number of shares covered by awards that may be granted to any single individual in any fiscal year from 50,000 shares to 150,000 shares. See "AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN." The agreements also provide for the forgiveness, over the term of employment and provided the executives continue to remain employees of the Company, of loans extended to the executives for the payment of taxes in connection with the vesting of performance shares in January 1996 and the payment of additional amounts to the executives equal to the executives' tax liability resulting from such forgiveness of indebtedness. See "Certain Transactions and Relationships." The full amount of the loans will be forgiven and the additional payments for taxes will be made in the event of death, disability, termination "without cause" or a change of control of the Company.

SEVERANCE COMPENSATION ARRANGEMENTS

      The Company has entered into severance compensation agreements with each of Messrs. Budacz, Vertuca, O'Flanagan and Snyder. The agreements provide that if within 18 months following a change of control of the Company, the officer's employment is terminated either (i) by the Company for other than cause or disability or (ii) by such officer for good reason, then such officer will receive a lump sum payment equal to (a) in the cases of Messrs. Budacz and Vertuca, twice the aggregate of the highest base salary and highest bonus received by such officer in any of the most recent five years, or (b) in the cases of Messrs. O'Flanagan and Snyder, the aggregate of the highest base salary and highest bonus received by such officer in any of the most recent five years. Also, in the event of a change of control, the exercisability of stock options and the vesting of performance shares held by such officers will be accelerated.

      The Internal Revenue Code of 1986, as amended (the "Code"), imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation provided that such payments to the individual have an aggregate present value in excess of three times the individual's annualized includible compensation for the base period, as defined in the Code. The agreements limit the cash compensation payments that may be paid thereunder to the extent that such cash payments would exceed (calculated without regard to any other compensation or payments) the largest amount that can be paid by the Company without the Company losing the deduction for such payments. The agreements further provide for additional payments to the officers in order to fully offset any excise taxes payable by an officer as a result of the acceleration of the exercisability of stock options and the vesting of performance shares held by the officer caused by a change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1996, the members of the Board's Compensation Committee were Mr. Constantine S. Macricostas (effective November 15, 1996) and Mr. Alexander W. Young. Mr. Lewis E. Burns served as a member of the Compensation Committee until November 15, 1996. For a description of certain transactions and relationships involving the Company and Mr. Young, see "Certain Transactions and Relationships" below.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

      During the second quarter of 1996, a promissory note (the "IMS Note") evidencing indebtedness of Integrated Multimedia Solutions, Inc. ("IMS") to the Company was restructured and written-down from $1.2 million to $1.0 million. The maturity date of the IMS Note was also extended until the fourth quarter of 1997. In consideration for the restructuring, IMS reconfirmed its obligation to the Company and a portion of the collateral securing the note was escrowed for the benefit of the Company. IMS is an affiliate of Thomas Group, Inc. Mr. Alexander W. Young, a director of the Company, was Chairman of IMS until September 15, 1994 and is President, Chief Operating Officer and a director of Thomas Group, Inc.

      The Company made loans to certain of its executives in order to enable the executives to satisfy their tax obligations in connection with the vesting of their performance shares in 1996. The loans were advanced in January 1996. Interest on the loans accrues at a rate of 5.5% per annum. As of December 29, 1996, the aggregate of principal and interest outstanding with respect to each of the executives was as follows: Ronald R. Budacz, $288,668; Carl R. Vertuca, Jr., $195,233; Ronald R. Snyder, $105,599; Carl A. Plichta, $146,419; and Thomas
J. Smach, $101,665. The loans will be forgiven ratably over the four-year employment terms of the executives which commenced January 1, 1997. See "Employment Agreements."

REPORT OF THE COMPENSATION COMMITTEE

      General

      The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors. The current members of the Committee are Mr. Constantine S. Macricostas and Mr. Alexander W. Young. The Committee reviews and recommends to the Board of Directors compensation levels for the Company's executive officers, and administers the Company's stock option and stock incentive plans, including the awarding of grants thereunder. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one year with respect to each of the Company's five most highly paid executive officers. Certain performance-based compensation that has been approved by the Company's stockholders is not subject to the deduction limit. The Company continues to administer its stock incentive and annual cash bonus plans in a manner designed to qualify under Section 162(m) a substantial portion of the compensation payable under such plans. Although performance share awards under the Company's stock incentive plan may not qualify under Section 162(m), the Company does not expect that the amount of any non-deductible compensation under Section 162(m) in any year will be material.

      Compensation Philosophy

      The Company's compensation programs are tied to the corporate performance of the Company, as well as business unit and individual performance. Compensation is heavily weighted to annual incentive awards and long-term performance awards in the form of stock options and performance shares in order to provide "pay-for-performance" and to align management's and stockholders' interests in the enhancement of stockholder value. The Company's compensation programs are designed to attract, motivate and retain individuals of outstanding ability who will contribute to the long-term success of the Company. The three principal components of the Company's "pay-for-performance" executive compensation program are: base salary, annual incentive cash bonuses, and long-term incentive compensation.

      Base Salary

      The Committee annually reviews the salaries of the Company's executives. Base salary levels are set at levels comparable to the average salary levels of executives of technology companies with similar annual revenues to those of the Company. Actual salary levels for each executive vary based on the Committee's subjective assessment of individual performance, experience, level of responsibility, and potential contribution to the Company's future growth. With respect to salary levels for 1997, the Committee considered the recommendation of an outside compensation consultant. The Committee has not found it practicable to assign relative weights to specific factors in determining base salary levels, and the specific factors used may vary among individual executives.

      Annual Incentive Awards

      The Company has maintained an annual incentive award program designed to reward management and other key employees for Company, business unit and individual performance. Under the program, executive officers (including the Chief Executive Officer) receive a percentage of their base salary based upon the achievement of targeted levels of performance. For the Chief Executive Officer, the target percentage for 1996 was 45% of base salary, and the target percentage ranged from 25% to 30% for the other executive officers (including the other Named Executive Officers, with the exception of Mr. Gary P. Kennedy, President of Orbit Semiconductor, Inc., which was acquired by the Company on August 22, 1996). Target awards were subject to a multiplier, based on the level of corporate earnings per share (calculated on a primary basis after adjusting for the Orbit Semiconductor acquisition) in the cases of the Chief Executive Officer and the other executive officers with Company-wide responsibility, and based on the levels of corporate earnings per share and business unit earnings in the cases of executive officers with business unit responsibility. In the cases of all executives other than the Chief Executive Officer, awards were subject to adjustment based upon the recommendation of the Chief Executive Officer. For 1996, actual awards were less than the target percentages based upon the Company falling short of targeted earnings per share and targeted business unit earnings.

      Long-Term Incentive Compensation

      The Committee believes that option grants and performance share awards align executive interests with stockholder interests by creating a direct link between compensation and stockholder return. Option grants and performance share awards are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Committee's determination of whether option grants and performance share awards are appropriate each year is made with regard to competitive considerations, and each executive's actual grant is based upon the criteria described in the preceding paragraphs. The size of previous grants and the number of options and performance shares held are not determinative of future grants. In 1996, no options were granted to the Company's executive officers. In 1995, the Company awarded performance shares to the Named Executive Officers to provide a more competitive compensation package, with significant opportunity for vesting of performance shares based upon achievement of earnings per share targets. For information concerning performance shares awarded in 1996, see "Long-Term Incentive Plan Awards Table." Based upon 1996 performance, determined by earnings per share after adjusting for the Orbit Semiconductor acquisition, the Named Executive Officers' performance shares vested in the following amounts:
Ronald R. Budacz, 23,333 shares; Carl R. Vertuca, Jr., 15,667 shares; Dermott O'Flanagan, 12,333 shares; and Ronald R. Snyder, 8,333 shares.

      Compensation of the Chief Executive Officer

      Compensation for the Chief Executive Officer was determined in accordance with the criteria set forth above. The Committee believes that CEO Compensation was appropriately based upon the Company's financial performance.



          Constantine S. Macricostas                    Alexander W. Young

PERFORMANCE GRAPH

      The following line graph compares the Company's cumulative total return to stockholders with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Stock Market Index for Electronic Component Companies from May 28, 1993 through December 29, 1996. These comparisons assume the investment of $100 on May 28, 1993 and the reinvestment of dividends.


                               THE DII GROUP, INC.
             Comparison of Cumulative Total Return to Stockholders
                     May 28, 1993 through December 29, 1996

[LINE GRAPH]


                                                    5/28/93     12/31/93     12/31/94    12/31/95     12/29/96
NASDAQ Composite Index                               100.00       110.41       107.96      153.57       188.86
NASDAQ Electronic Component Index                    100.00       115.85       128.22      212.06       366.67
The DII Group, Inc.                                  100.00       183.33       171.67      225.00       155.00


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

      Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, upon written representations that no Form 5 filings were required, the Company believes that, with respect to the 1996 fiscal year, all required Section 16(a) filings were timely made.

                  2. AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN

      The Board of Directors adopted on February 28, 1997, subject to approval by the stockholders, an amendment (the "1997 Amendment") to the Company's 1994 Stock Incentive Plan (as amended and presently in effect, the "1994 Plan"). The 1997 Amendment increases from 50,000 to 150,000 the maximum number of shares of the Company's common stock covered by awards that may be granted to any single individual in any fiscal year. The Company has in the past used, and intends in the future to use, stock options and performance shares as incentive devices to motivate and compensate its salaried officers and other key employees, and believes that equity incentives represented by stock options and performance shares enhance the Company's ability to attract and retain needed personnel. Management further believes that the availability of such equity incentives has served, and will continue to serve, an important part in the implementation of the Company's acquisition strategy. In February 1997, the Compensation Committee made an award of 100,000 performance shares to Mr. Ronald R. Budacz, subject to approval by the stockholders of the 1997 Amendment. See "Employment Agreements." The Board of Directors believes that the award to Mr. Budacz is an integral portion of Mr. Budacz' compensation package and is necessary to provide Mr. Budacz with a competitive compensation package, which also serves to align Mr. Budacz' compensation with the enhancement of stockholder value. In addition,
Section 162(m) of the Code requires stockholder approval of the maximum number of shares that may be awarded to any single individual in any fiscal year in order for grants under the 1994 Plan to qualify as "performance-based" compensation under Section 162(m). Although the performance share award to Mr. Budacz will not qualify as "performance-based" compensation under Section 162(m), the Board of Directors believes that the Company should have greater flexibility to make awards in the future to individuals covering up to 150,000 shares in a single year which may qualify under Section 162(m).

      The Board of Directors adopted on March 14, 1994, and the stockholders approved on April 27, 1994, the 1994 Plan. On May 14, 1996 and on August 22, 1996, the stockholders approved amendments to increase the number of shares available for issuance under the 1994 Plan from 550,000 shares to 925,000 shares and from 925,000 shares to 2,000,000 shares, respectively. Under the terms of the 1994 Plan, as amended, the Company is authorized to make awards of performance shares and to grant stock options that qualify as incentive stock options ("ISOs") under Section 422 of the Code and nonqualified stock options ("NQSOs") to salaried officers and other key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries, for up to an aggregate of 2,000,000 shares of common stock. The following summary of certain features of the 1994 Plan is qualified in its entirety by reference to the full text of the 1994 Plan, a copy of which will be furnished to any stockholder, upon written request of such stockholder directed to Mr. Carl R. Vertuca, Jr., Senior Vice President, Chief Financial Officer and Secretary, 6273 Monarch Park Place, Suite 200, Niwot, Colorado 80503.

SUMMARY OF THE 1994 PLAN AND THE 1997 AMENDMENT

      General. The 1994 Plan permits the Company to grant ISOs, NQSOs, and performance shares (collectively, "Awards") to salaried officers and other key employees. The 1994 Plan terminates on March 14, 2004 and no options or awards may be granted after the termination date. The 1994 Plan covers a maximum of 2,000,000 shares of common stock (subject to share adjustments as described below), which may be either authorized and unissued shares of common stock or shares held in the Company's treasury. When a performance share or option lapses, expires, terminates or is forfeited, the related shares of common stock may be available for distribution in connection with future Awards. Adjustments may be made in the number of shares reserved under the 1994 Plan, in the number of shares granted pursuant to a performance share award, the financial performance goals contained in a performance share award, in the option price and in the number of shares subject to stock options, in the event of a merger, reorganization, consolidation, recapitalization or stock dividend, and in the event of certain other changes described in the 1994 Plan or any other changes in the Company's corporate structure that affect the common stock or has an effect similar to any of the foregoing. No employee may be granted Awards covering, in the aggregate, more than 50,000 shares of common stock, which will be increased to 150,000 shares if the 1997 Amendment is approved, in any fiscal year of the Company (subject to adjustment as provided above).

      Because grants under the 1994 Plan are discretionary, the Company cannot now determine the number of options or performance share awards to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees or directors as a group. The number of such options and awards shall be determined by the Compensation Committee, pursuant to the terms of the 1994 Plan. It is currently estimated that there are 350 employees eligible to participate in the 1994 Plan. For information concerning the ownership of options by the Named Executive Officers, see "Executive Compensation" above.

      Administration. The 1994 Plan is administered by the Compensation Committee. The Compensation Committee is comprised of directors who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the 1994 Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries to whom Awards may be granted, (ii) determine the type of Awards to be granted and the terms and conditions of any Awards granted, and (iii) determine the number of shares of common stock subject to each Award granted. In addition, the Compensation Committee will be authorized to interpret the 1994 Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the 1994 Plan.

      Stock Options. Stock options granted under the 1994 Plan may be either ISOs or NQSOs. Stock options may be granted alone or in addition to other Awards granted under the 1994 Plan. The aggregate fair market value (determined as of the time of the grant of an ISO) of the common stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the 1994 Plan and any other stock option plan of the Company may not exceed $100,000.

      The exercise price for stock options shall be determined by the Compensation Committee and shall be set forth in an option agreement entered into with the optionee, provided, however, that the exercise price for an option shall not be less than the fair market value of a share of common stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder of common stock). On April 4, 1997, the closing sale price of the common stock, as reported by Nasdaq, was $26.75 per share.

      The Compensation Committee is to specify the time or times at which such options will be exercisable, except that the termination date for any stock option shall not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder of common stock). Options may be exercised within three months following the retirement or permanent disability of an optionee and within twelve months following the death of an optionee; provided, that no option may be exercised following the period of exercisability set forth in the agreement related thereto.

      Stock options may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted common stock having a fair market value equal to the cash exercise price of the options being exercised. Optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds.

      Stock options are nontransferable other than by will or by the laws of descent and distribution, and stock options are exercisable during the optionee's lifetime only by the optionee.

      Performance Share Awards. The Compensation Committee may award performance shares to eligible employees under the 1994 Plan. Performance shares may be granted alone or in addition to other Awards granted under the 1994 Plan. Each grant of performance shares shall be evidenced by an agreement executed by the Company and the recipient thereof. Each such agreement shall contain such restrictions, terms and conditions as the Compensation Committee may, in its sole discretion, determine.

      Performance shares are awarded in the form of shares of common stock. The Compensation Committee will determine (i) the time or times at which performance shares shall be issued and (ii) the time or times at which performance shares shall become vested or forfeited. Vesting of performance shares shall be based upon the Company's attainment of specified financial performance objectives and/or the passage of time. Company financial performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Compensation Committee at the time the Award is granted. Until such time as all restrictions on vesting related to the performance shares have lapsed, said shares may not be sold, transferred, pledged, assigned or otherwise disposed of. Performance shares shall become vested in such installments as the Compensation Committee may determine.

      At the discretion of the Compensation Committee, performance shares may be held by the Company in escrow in the name of the recipient until such time as all restrictions lapse. Dividends paid on performance shares may be deferred and retained in escrow until such time as all restrictions on such shares lapse. Upon the lapse of all restrictions, such shares and any dividends accrued thereon shall be delivered to the recipient free of all restrictions. The recipient of performance shares shall have no rights with respect thereto until they have vested, including no right to vote the performance shares.

      Upon termination of employment of a recipient, all performance shares shall be forfeited, provided, however, that the Compensation Committee may provide for the waiver of all or a portion of the restrictions related thereto in the event of the death, disability or retirement of the recipient.

      Change of Control. In the event of a "Change of Control," as defined in the 1994 Plan, all options outstanding shall be immediately and fully exercisable and all performance shares outstanding shall become fully vested.

      Amendments. The Board of Directors may terminate, suspend or amend the 1994 Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options or performance shares, and provided further that the Board may not, without the approval of stockholders
(i) increase the maximum number of shares which may be issued pursuant to the provisions of the 1994 Plan, (ii) change the class of individuals eligible to receive options or performance shares under the 1994 Plan, (iii) materially increase the benefits accruing to participants under the 1994 Plan, or (iv) extend the term of the 1994 Plan.

      Withholding Taxes. The 1994 Plan provides that the Company may deduct from any distribution to an employee an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld with respect to any Award. An employee exercising an NQSO or acquiring shares pursuant to the vesting of performance shares may elect to have a specified percentage of his shares withheld by the Company in order to satisfy tax obligations.

      Deferral. An employee may elect to defer (i) all or part of his performance shares upon vesting or (ii) the option profit with respect to any shares subject to an NQSO, all in accordance with the provisions of the Company's Deferred Compensation Plan.

FEDERAL INCOME TAX CONSEQUENCES

      The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants.

      Incentive Stock Options. No regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee, provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only upon the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for at least one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.

      If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition measured by the lesser of:
(i) the fair market value of the stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on disposition minus the option price, and the Company will receive a corresponding income tax deduction. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

      The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock. Gain realized by an employee upon the disposition of stock acquired through the exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, the disposition of the stock may result in taxable income to the employee as additional compensation which is subject to withholding.

      Non-Qualified Stock Options. With regard to NQSOs, the employee will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Such income will be subject to withholding. When the employee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company will be entitled to an income tax deduction in the amount and at the time that the employee recognizes ordinary income with respect to the exercise of the option.

      Performance Share Awards. An employee granted a performance share award will not recognize income at the time of grant but will recognize ordinary income when the restrictions with respect to the shares of stock expire. The amount of income recognized will be equal to the then fair market value of such shares less any consideration paid by the employee. The Company generally will be entitled to a deduction in an amount equal to the income recognized by the employee at the time the employee recognizes such income, provided the Company complies with applicable withholding requirements. Any dividends with respect to the performance shares which are paid or made available to an employee while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the employee and deductible to the Company. The holder of performance shares may elect under Section 83(b) of the Code to be taxed at the time of grant of the performance shares on the market value of the performance shares less any consideration paid by the employee, in which case (i) the Company will be entitled to a deduction at the same time, subject to the provisions of the Code, (ii) dividends paid to the employee on such performance shares during the restriction period will be taxable as dividends and not deductible to the Company, and (iii) there will be no further federal income tax consequences when the restrictions lapse.

      Section 162(m) of the Code generally prohibits the Company from deducting compensation of a "covered employee" to the extent the compensation exceeds $1,000,000 per year. For this purpose, "covered employee" means the chief executive officer of the Company and the four other highest compensated officers of the Company. Certain performance-based compensation (including, under certain circumstances, stock option and performance share compensation) will not be subject to, and will be disregarded in applying, the $1,000,000 deduction limitation. It is the Company's intention that options granted under the 1994 Plan qualify as "performance-based" compensation under Section 162(m). However, awards of performance shares will not generally qualify as "performance-based" compensation unless the vesting of such awards is based exclusively on achievement of qualifying performance goals. The performance shares awarded to Mr. Budacz in 1997 and described under "Employment Agreements" are not expected to qualify as "performance-based" compensation under Section 162(m). Accordingly, the amount that would otherwise be deductible by the Company in respect of such award will be disallowed to the extent that Mr. Budacz' non-performance based compensation paid in the relevant year exceeds $1,000,000.

RECOMMENDATION AND VOTE

      An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 1997 Amendment. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" approval of the 1997 Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1997 AMENDMENT.

             3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed KPMG Peat Marwick LLP to act as the Company's independent auditors for the current fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year.

      Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.


                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

      All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $4,000, plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals for inclusion in the proxy materials for the 1998 Annual Meeting should be addressed to the Company's Secretary, 6273 Monarch Park Place, Suite 200, Niwot, Colorado 80503, and must be received no later than December 15, 1997. In addition, the Company's By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than sixty (60) days and not more than ninety (90) days prior to the scheduled annual meeting (except that if less than seventy (70) days' notice of the date of the scheduled annual meeting is given, notice by the stockholder may be delivered or received not later than the tenth (10th) day following the day on which such notice of the date of the scheduled annual meeting is mailed). Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the annual meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.


                                        By Order of the Board of Directors,


                                        /s/  Carl R. Vertuca

                                        Carl R. Vertuca, Jr.
                                        Senior Vice President, Chief
                                        Financial Officer and Secretary

Niwot, Colorado
April 7, 1997




      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS). REQUESTS SHOULD BE MADE TO MR. CARL R. VERTUCA, JR., SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, 6273 MONARCH PARK PLACE, SUITE 200, NIWOT, COLORADO 80503.

                               THE DII GROUP, INC.

                            1994 STOCK INCENTIVE PLAN
                      AS AMENDED THROUGH FEBRUARY 28, 1997



         I.       PURPOSES AND SCOPE OF PLAN.

         The DII Group, Inc. (the "Company") desires to afford certain salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company. Directors who are salaried key employees within the meaning of the foregoing are eligible to participate in the 1994 Stock Incentive Plan (the "Plan"). These objectives will be promoted through the granting to such key employees of equity instruments including (i) incentive stock options ("Incentive Options") which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which are not intended to so qualify ("NQSOs"); and (iii) performance shares ("Performance Shares").

         The awards offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

         The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

         II.      AMOUNT OF STOCK SUBJECT TO THE PLAN

         The total number of shares of common stock of the Company reserved and available for distribution pursuant to options and awards granted hereunder shall not exceed, in the aggregate, 2,000,000 shares of the authorized common stock, $0.01 par value, per share, of the Company (the "Shares"), subject to adjustment described below.

         Shares which may be acquired under the Plan may be either authorized but unissued Shares or Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. Whenever any outstanding option or award or portion thereof expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire option or award, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the option or award may again be the subject of options or awards granted hereunder.

         In the event of any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options, the financial performance goals of the Shares contained in a Performance Share award, the number of Shares subject to a Performance Share award agreement and any other characteristics or terms of the options and awards as the Committee (as hereinafter defined) shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options and awards, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of
Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code without the consent of the grantee.

         III.     ADMINISTRATION

         The Compensation Committee (the "Committee"), or the Board of Directors of the Company (the "Board of Directors") if there is no Committee, will have sole and exclusive authority to administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board of Directors, each of whom shall be a "non-employee Director" within the meaning of Rule 16b-3 or any successor rule or regulation ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to comply at all times with Rule 16b-3. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors.

         Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to (i) select employees of the Company as recipients of options or awards; (ii) determine the number and type of options or awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options or awards granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option or award granted and any agreements relating thereto; and (vi) otherwise supervise the administration of the Plan.

         The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

         The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or award granted hereunder.

         The Company shall indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

         IV.      ELIGIBILITY

         Options and Performance Share awards may be granted only to certain salaried officers and other salaried key employees of the Company and its subsidiaries who are not members of the Committee; provided, that no person shall be eligible for any award if the granting of such award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3. No employee shall be granted or awarded stock option and Performance Shares covering, in aggregate, more than 150,000 Shares in any fiscal year of the Company (subject to adjustment as provided in II. above).

         V.       STOCK OPTIONS

         1. General. Options may be granted alone or in addition to other awards granted under the Plan. Any options granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee. Options granted under the Plan may be either Incentive Options or NQSOs. The Committee may grant to any optionee Incentive Options, NQSOs or both types of options.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee deems appropriate. Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the optionee. Such agreement shall describe the options and state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

         2. Exercise Price and Payment. The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that such price shall not be less than one hundred percent (100%) of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted (110% in the case of an Incentive Option granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a "10% Shareholder")).

         If the Shares are listed on a national securities exchange in the United States on the date any option is granted, the fair market value per Share shall be deemed to be the highest sales price at which such Shares are sold on such national securities exchange in the United States on the date upon which the option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the closing price per share determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), the fair market value per share shall be deemed to be the average of the high bid and low asked prices on the date upon which the option is granted as reported by Nasdaq.

         For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

         3. Term of Options and Limitations on the Right of Exercise. The term of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, provided that, except as otherwise provided herein, in no event may any option granted hereunder be exercisable more than ten (10) years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10% Shareholder). Each option shall become exercisable in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the grant of options. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

         The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

         To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

         4. Exercise of Options. Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, accompanied by payment therefor made to the Company for the full purchase price of such Shares. The date of actual receipt by the Company of such notice shall be deemed the date of exercise of the option with respect to the Shares being purchased.

         Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by applicable law, exercise an option in whole or in part, by delivering to the Company unrestricted Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the option being exercised. The fair market value of the Shares so delivered shall be determined as of the date immediately preceding the date on which the option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. For purposes of this paragraph, the provisions of Paragraph 2 hereof relating to the fair market value of Shares shall apply in all respects.

         Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby option shares would be sold on behalf of and at the request of an option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the cashless exercise program.

         5. Nontransferability of Options. An option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

         The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any manner so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

         6. Termination of Employment. Upon termination of employment of any option holder, any option previously granted to such option holder, unless otherwise specified by the Board of Directors or the Committee, as the case may be, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

                  (a) if the option holder shall die while in the employ of the Company or any subsidiary of the Company, and at a time when such employee was entitled to exercise an option as herein provided, his estate or the legatees or distributees of his estate or of the option, as the case may be, of such option holder, may, within one (1) year following the date of death, but not beyond that time and in no event later than the expiration date of the option, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which the option holder was entitled to purchase; and

                  (b) if the employment of any option holder to whom such option shall have been granted shall terminate by reason of the option holder's retirement on or after he reaches the age of 60 years in such manner as would entitle him to receive full Social Security benefits if he were then 65 years of age, or disability (as described in Section 22(e)(3) of the Code), and while such employee is entitled to exercise such option as herein provided, such option holder shall have the right to purchase under the option the number of Shares, if any, which he was entitled to purchase at the time of such termination, at any time up to and including three (3) months after the date of such termination of employment, but not beyond that time and in no event shall an option be exercised later than the expiration date of the option.

         In no event shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified therein.

         Except as otherwise determined by the Board of Directors or the Committee, as the case may be, and other than as set forth above, if an option holder voluntarily terminates his or her employment, or is discharged, any option granted hereunder shall be canceled and the option holder shall have no further rights to exercise any such option and all of the option holder's rights thereunder shall terminate as of the effective date of such termination of employment.

         If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

         For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code.

         A termination of employment shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

         7. Maximum Allotment of Incentive Options. If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.

         VI.      PERFORMANCE SHARES

         1. General. Performance Shares may be granted alone or in addition to any other awards granted under the Plan. The provisions of Performance Share awards need not be the same with respect to each recipient. Performance Share awards granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve. Each grant of a Performance Share award shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the recipient. Such agreement shall describe the Performance Share award and state that such award is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.

         2. Price. The purchase price for Performance Shares shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, and subject to applicable law, such purchase price may be zero. The purchase price for Performance Shares, if any, may be made in cash, in Shares valued at their fair market value (as determined above) on the date of purchase, or in any combination thereof at the election of the grantee.

         3. Restrictions. Each Performance Share award shall be subject to restrictions related to (A) the passage of time and/or (B) the attainment by the Company of specified performance objectives. Company financial performance objectives may be expressed in terms of (i) earnings per Share, (ii) pre-tax profits, (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Board of Directors or the Committee, as the case may be, at the time the award is granted. Such time periods (the "Performance Period") and financial performance goals shall be set by the Board of Directors or the Committee, as the case may be, in its sole discretion.

         Performance Shares shall become vested in a recipient upon the lapse of the Performance Period, if any, and the attainment of the associated financial performance goals set forth in the agree-ment between the recipient and the Company or, in the discretion of the Board of Directors or the Committee, as the case may be, upon the death, disability or retirement of the recipient.

         4. Stock Certificate and Legends. Performance Shares shall be registered in the name of the recipient of an award thereof, provided that the recipient has executed a Performance Share agreement evidencing the award, appropriate blank stock powers and, in the discretion of the Board of Directors or the Committee, as the case may be, an escrow agreement and any other documents which the Board of Directors or the Committee, as the case may be, may require as a condition to the issuance of such Shares. If a recipient shall fail to execute the agreement evidencing a Performance Share award, the appropriate blank stock powers and, in the discretion of the Board of Directors or the Committee, as the case may be, an escrow agreement and any other documents which the Board of Directors or the Committee, as the case may be, may require within the time period prescribed by the Board of Directors or the Committee, as the case may be, at the time the award is granted, the award shall be null and void. At the discretion of the Board of Directors or the Committee, as the case may be, Shares issued in connection with a Performance Share award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Board of Directors or the Committee, as the case may be.

         5. Treatment of Dividends. At the time the Performance Share award is granted, the Board of Directors or the Committee, as the case may be, may, in its discretion, determine that the payment to the recipient of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the recipient until such time. Payment of deferred dividends in respect of Performance Shares shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

         6. Stock Restrictions. Subject to the provisions of this Plan and the applicable agreement, during the period when the Performance Shares have not vested, the recipient shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Performance Shares awarded under the Plan. In the event of a forfeiture of Performance Shares, the recipient (i) shall be deemed to have resold such Shares to the Company at a price equal to the lesser of (i) the purchase price paid therefor, if any, and (ii) the fair market value thereof on the date of forfeiture, (b) the Company shall pay to the recipient the amount determined above, and (c) such Shares shall no longer be outstanding and shall no longer confer on the recipient any rights as a stockholder of the Company from and after the date of forfeiture.

         7. Shareholder Rights. The recipient shall have no rights, with respect to the Performance Shares until they have vested, including no right to vote the Performance Shares.

         8. Termination of Employment. Upon termination of employment with the Company because of death, disability or retirement, the Committee, at its discretion, may provide for waiver of all or a portion of the restrictions applicable to unvested Performance Shares. If termination occurs for any other reason, all shares still subject to restriction shall be forfeited by the recipient.

         VII.     CHANGE OF CONTROL

         Notwithstanding anything to the contrary contained herein, upon a Change of Control (as defined below) of the Company, (i) all options shall immediately vest and become exercisable in full during the remaining term thereof, and shall remain so, whether or not the option holder to whom such options have been granted remains an employee of the Company or its subsidiaries, and (ii) the restrictions applicable to any or all Performance Share awards shall lapse and such awards shall be fully vested.

         A Change of Control shall be deemed to have taken place upon the occurrence of any of the following events:

                  (i) any Person (which shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Sections 13 and 14 of the Exchange Act) is, becomes, or has the right to become the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the Shares then outstanding, whether or not such Person continues to be the beneficial owner of securities representing 20% or more of the outstanding Shares; or

                  (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, any announcement of an intention to make any of the foregoing transactions, or any combination of the foregoing transactions (a "Transaction"), those persons who were directors of the Company before the Transaction and were otherwise unaffiliated with any other party to the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company (a "Change in the Board"); or

                  (iii) the stockholders of the Company approve any merger, consolidation, reorganization, liquidation, dissolution, or sale of all or substantially all of the Company's assets in which neither the Company nor a successor resulting from a change in domicile or form of organization will survive as an independent, publicly owned corporation.

         Notwithstanding anything herein to the contrary, no Change of Control (only with respect to the particular option holder or award grantee referred to therein in the case of (i)(A) and (ii) below) shall be deemed to have occurred by virtue of any event which results in any of the following:

                  (i) the acquisition, directly or indirectly, of 20% or more of the outstanding Shares by (A) the option holder or Performance Share recipient or a person including the option holder or Performance Share recipient, (B) the Company, (C) a subsidiary of the Company, or (D) any employee benefit plan of the Company or of a subsidiary, or any entity holding securities of the Company recognized, appointed, or established by the Company or by a subsidiary for or pursuant to the terms of such plan; or

                  (ii) a Change in the Board resulting from any Transaction in which the option holder or Performance Share recipient or a Person including the option holder or Performance Share recipient participates directly or indirectly with any party to the Transaction other than the Company.

         VIII.    PURCHASE FOR INVESTMENT

         Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option or award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1993, as amended (the "Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

         IX.      ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

         The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

         The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option or issuance of Performance Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement, provided that the Company shall have no obligation to include any Shares in any Registration Statement.

         All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

         X.       WITHHOLDING TAXES

                  The Company may require an employee exercising an NQSO or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or pursuant to the award of Performance Shares to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Article X or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act. An employee exercising an NQSO or acquiring Shares pursuant to the vesting of Performance Shares may elect to have a specified percentage of shares withheld by the Company in order to satisfy tax obligations. Any such election shall be made pursuant to a written notice signed by the employee.

         If an optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, the optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

          XI.     LISTING OF SHARES AND RELATED MATTERS

         If at any time the Board of Directors or the Committee, as the case may be, shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

         XII.     AMENDMENT OF THE PLAN

         The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares which may be issued under the Plan (other than an increase resulting from an adjustment provided for in Article II), (ii) modify the provisions of the Plan relating to eligibility, (iii) materially increase the benefits accruing to participants under the Plan, or (iv) extend the maximum period of the Plan. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the awards granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any option or award granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option.

         XIII.    TERMINATION OR SUSPENSION OF THE PLAN

         The Board of Directors or the Committee, as the case may be, may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors or the Committee, as the case may be, shall terminate at the close of business on March 14, 2004. An option or award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option or award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option or award was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options and awards granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

         XIV.     GOVERNING LAW

         The Plan, such options and awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         XV.      PARTIAL INVALIDITY

         The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

         XVI.     EFFECTIVE DATE

         The Plan shall become effective upon the adoption by the Board of Directors, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held. Grants made prior to such stockholder approval shall be contingent on such approval.

         XVII.             DEFERRAL

         An employee may elect to defer (i) all or part of his Performance Shares upon vesting or (ii) the Option Profit (as hereinafter defined) with respect to any Shares subject to an NQSO, all in accordance with the provisions of the Company's Deferred Compensation Plan. Any such deferral shall be made in writing accordance with the provisions of the Deferred Compensation Plan. In cases of deferral, Shares otherwise issuable to the employee shall be issued to the Trust established pursuant to the Deferred Compensation Plan. For purposes of this provision, Option Profit shall mean the amount by which the fair market value of a Share subject to an NQSO exceeds the exercise price of an NQSO, as calculated under the Deferred Compensation Plan.

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                              THE DII GROUP, INC.
P      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY
                                    13, 1997
           The undersigned hereby appoints Ronald R. Budacz and Carl R. Vertuca, Jr. the proxies (each with power to act alone and with
R power of substitution) of the undersigned to vote at the Annual Meeting of Stockholders of The DII Group, Inc. to be held on May 13, 1997, and at any adjournment, all shares of stock which the undersigned is entitled to vote thereat upon all matters properly
O      brought before the meeting.

                                                Dated:             , 1997
                                                      -------------
X
                                                -------------------------

                                                -------------------------
Y                                               Signature of Stockholder

                                                THIS PROXY MUST BE SIGNED
                                                 EXACTLY AS NAME APPEARS
                                                         HEREON.
                                                Executors, administrators,
                                                trustees, etc., should give
                                                full title as such. For joint
                                                accounts, each owner should
                                                sign. If the signer is a
                                                corporation, please sign full
                                                corporate name by duly
                                                authorized officer.

                                                                   (over)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              (Continued from other side)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

       1. Election of Directors. The nominees are:

          Ronald R. Budacz           Robert L. Brueck          Gary P. Kennedy
                Constantine S. Macricostas          Carl R. Vertuca, Jr.
                      Gerard T. Wrixon          Alexander W. Young

          (Mark only one)

          [ ] VOTE FOR all nominees listed above, except vote withheld from following nominees (if any):

              -----------------------------------------------------------------

              -----------------------------------------------------------------

          [ ] VOTE WITHHELD from all nominees.
                                                    FOR    AGAINST    ABSTAIN

       2. Proposal to approve the amendment of
          the 1994 Stock Incentive Plan.            [ ]      [ ]        [ ]

       3. Proposal to ratify the appointment of
          KPMG Peat Marwick LLP as independent
          auditors.                                 [ ]      [ ]        [ ]

       4. In their discretion, upon such other
          matters as may properly come before the meeting.

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------